Exhibit 99.3
LUCENT TECHNOLOGIES INC. AND SUBSIDIARIES
SUMMARY FINANCIAL DATA
(Unaudited; $ in millions)
Prior period amounts have been restated/reclassified to conform with the current period presentation

	Fiscal year ended	Quarter ended	Quarter ended	Quarter ended	Quarter ended	Quarter ended	Quarter ended	Quarter ended	Quarter ended	Quarter ended
Results by Segment	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,
Total Revenues	2003	2003	2004	2004	2004	2004	2005	2005	2005	2005
Mobility Access & Applications Solutions	$3,132	$977	$977	$1,042	$1,170	$1,170	$1,219	$1,187	$1,084	$945
Multimedia Network Solutions	1,534	393	413	343	349	366	360	367	470	395
Converged Core Solutions	1,583	352	272	295	296	233	192	189	236	145
Services	1,970	494	506	494	550	548	520	559	593	540
Other	251	43	26	16	37	18	44	38	48	22

Total revenues	$8,470	$2,259	$2,194	$2,190	$2,402	$2,335	$2,335	$2,340	$2,431	$2,047

U.S. Revenues
Mobility Access & Applications Solutions	$2,154	$652	$697	$793	$850	$874	$896	$898	$813	$763
Multimedia Network Solutions	700	173	181	148	129	139	135	150	199	166
Converged Core Solutions	922	209	141	165	129	111	94	106	111	70
Services	1,101	274	273	283	298	308	281	331	343	322
Other	272	42	27	16	37	18	43	38	48	22

Total U.S. revenues	$5,149	$1,350	$1,319	$1,405	$1,443	$1,450	$1,449	$1,523	$1,514	$1,343

Non-U.S. Revenues
Mobility Access & Applications Solutions	$978	$325	$280	$249	$320	$296	$323	$289	$271	$182
Multimedia Network Solutions	834	220	232	195	220	227	225	217	271	229
Converged Core Solutions	661	143	131	130	167	122	98	83	125	75
Services	869	220	233	211	252	240	239	228	250	218
Other	(21)	1	(1)	—	—	—	1	—	—	—

Total Non-U.S. revenues	$3,321	$909	$875	$785	$959	$885	$886	$817	$917	$704

Operating income (loss)
Mobility Access & Applications Solutions	$190	$173	$378	$353	$386	$422	$437	$438	$407	$317
Multimedia Network Solutions	(159)	86	56	34	(9)	20	(16)	15	93	45
Converged Core Solutions	353	129	31	46	17	(9)	(5)	34	16	—
Services	275	72	67	74	89	76	58	106	104	89

Total segment operating income (loss)	659	460	532	507	483	509	474	593	620	451
(Provision for) recovery of bad debt and customer financing	223	14	99	90	27	11	11	53	(6)	7
Business restructuring	158	(29)	17	27	5	(1)	8	(6)	9	(1)
Goodwill impairment	(35)	—	—	—	—	—	—	—	—	—
Other	(1,227)	(174)	(333)	(275)	(231)	(200)	(225)	(269)	(320)	(546)

Total operating (loss) income	$(222)	$271	$315	$349	$284	$319	$268	$371	$303	$(89)

Additional Multimedia Network Solutions Revenue information
Data & access	750	182	178	196	171	160	193	163	209	194
Optical networking	784	211	235	147	178	206	167	204	261	201

Total Multimedia Network Solutions revenues	$1,534	$393	$413	$343	$349	$366	$360	$367	$470	$395